SCHEDULE 14C

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                      FORTUNE ENTERTAINMENT CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

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      (2) Aggregate number of securities to which transaction applies:
      ___________________________________________________________________

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      pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      (5) Total fee paid:
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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      (4) Date Filed:
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                       FORTUNE ENTERTAINMENT CORPORATION
                       8687 West Sahara Avenue, Suite 150
                            Las Vegas, Nevada   89117

                             INFORMATION STATEMENT


     This Information Statement is being mailed to the stockholders of Fortune Entertainment Corporation (the "Company"), a Delaware corporation, commencing on or about ____________, December ___, 2004, in connection with the previous approval by the Company's Board of Directors (the "Board") of the corporate actions referred to below and the subsequent adoption by the holders of a majority of the outstanding shares of common stock of the Company by written consent in lieu of meeting. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") of the corporate actions before they take effect.

     Only holders of record of the Company's shares of common stock at the close of business on Thursday, November 4, 2004 are entitled to receive notice of the informal actions taken by the stockholders. No response is being requested from you and you are requested not to respond to the Information Statement.

          WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED
                           NOT TO SEND US A PROXY.

                           CORPORATE ACTIONS TAKEN

     The Company, as authorized by the necessary approvals of the Board and holders of a majority of the Company's outstanding common stock, has approved the adoption of the following corporate actions to:

1. Amend the Company's Certificate of Incorporation changing the name from Fortune Entertainment Corporation to Medical Solutions Corporation (the "Amendment"); and

2. Effect a reverse split of the Company's outstanding common stock on a 1:10 basis such that one (1) new share of common stock shall be issued for each ten (10) shares of common stock outstanding with fractional shares rounded up to the nearest whole share (the "Reverse Split"). The authorized shares of the Company and par value per share will not be affected.

     On November 4, 2004, the holders of a majority of the outstanding common stock approved the corporate actions by written consent in lieu of a meeting in accordance with Section 228 of the Delaware General Corporation Law.

                             NO DISSENTERS RIGHTS

     The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein.

                                 THE AMENDMENT

The Purpose of the Amendment

     The purpose of the name change is to switch the primary focus of the Company's business from gaming related technology to diabetes education and medical product distribution.

     The Amendment was approved by unanimous consent of the Board and by majority consent of the stockholders. The Company has taken all action required under Delaware law to approve the Amendment; however, since stockholder approval was obtained by written consent rather than at a stockholders' meeting, the Exchange Act requires that this Information Statement be mailed at least 20 calendar days before the filing of the Amendment. Accordingly, the Company will file the Amendment to the Certificate of Incorporation with the Delaware Secretary of State upon the expiration of the 20-day period.

Stockholder Approval Previously Obtained

     The Company has approximately 35,445,127 shares of common stock outstanding, each of which was entitled to one vote on any matter brought to a vote of the Company's stockholders. By written consent dated November 4, 2004, the holders of 18,910,316 shares which constitutes 53.3% of the outstanding shares of common stock approved the adoption and implementation of the corporate actions set forth above. Such actions are sufficient to satisfy the applicable requirements of Delaware law that such actions be approved by stockholders. Accordingly, stockholders will not be asked to take further action on either of the corporate actions described in this Information Statement at any future meeting.

                                    By Order of the Board of Directors,

                                    /s/ Douglas R. Sanderson
                                    Douglas R. Sanderson

___________, 2004